APPENDIX A

WELLS FARGO MASTER TRUST

ADMINISTRATION AGREEMENT

Funds of Wells Fargo Master Trust Covered by This Agreement

Fee of 0.15% of average daily net assets: except that no administration fee will be charged to the Master Trust Portfolios, so long as an administration fee is charged to the Gateway Funds of Wells Fargo Funds Trust.

C&B Large Cap Value Portfolio

Core Bond Portfolio

Diversified Fixed Income Portfolio

Diversified Large Cap Growth Portfolio

Diversified Stock Portfolio

Emerging Growth Portfolio

Index Portfolio

Real Return Portfolio

International Growth Portfolio

International Value Portfolio

Large Company Value Portfolio

Managed Fixed Income Portfolio

Short-Term Investment Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Most recent annual approval:  June 1, 2015

Appendix A amended:  May 20, 2015

The foregoing fee schedule is agreed to as of June 1, 2015 and shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST

By:

            C. David Messman

            Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:

            Paul Haast

            Senior Vice President